SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K


                             CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2002

                           NASB FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)

       MISSOURI                  0-24033               43-1805201
(State or other jurisdiction  (Commission File       (IRS Employer
   of incorporation)              Number)          Identification No.)


                           12498 So. 71 Highway
                           Grandview, MO  64030
                  (Address of principal executive offices)


Registrant's telephone number, including area code:  (816) 765-2200



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Item 5.  OTHER EVENTS

     On September 5, 2002, NASB Financial, Inc. (the "Registrant") and CBES Bancorp Inc. ("CBES") jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which CBES will be merged with and into a wholly-owned subsidiary of the Registrant formed solely to facilitate the transaction (the "Merger"). The Agreement provides that upon the effective date of the Merger (the "Effective Time"), each stockholder of CBES will receive $17.50 in cash for each share of CBES common stock, $.01 par value per share, owned by such stockholder.

     The Merger is expected to close in the fourth quarter of 2002. The Agreement has been approved by the boards of directors of Registrant and CBES. However, it is subject to certain other conditions, including the approval of the stockholders of CBES and the approval of regulatory authorities.

     Pursuant to General Instruction F to Form 8-K, the Joint Press Release announcing the signing of the Agreement and the Agreement concerning the Merger are incorporated herein by reference and are attached hereto as Exhibits 1 and 2, respectively.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits
         ----------
          Exhibit 10.1 Agreement and Plan of Reorganization among NASB Financial, Inc. and CBES Bancorp Inc., dated September 5, 2002

          Exhibit 99.1  Joint Press Release dated September 5, 2002




                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    By:/s/ Keith B. Cox
                                       Keith B. Cox
                                       President

Dated:  September 17, 2002


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